Exhibit 3.1

CERTIFICATE OF DESIGNATIONS OF

SERIES C CONVERTIBLE PREFERRED STOCK OF

TELLURIAN INC.

Tellurian Inc., a Delaware corporation (the “Corporation”), certifies that

(i)	in accordance with the provisions of Sections 151(g) and 103(d) of the Delaware General Corporation Law, this Certificate of Designations of Series C convertible preferred stock of the Corporation shall become effective at 2:00 p.m. Eastern Standard Time on March 21, 2018; and

(ii)	pursuant to the authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors duly approved and adopted on March 21, 2018 the following resolution, which resolution remains in full force and effect on the date hereof:

WHEREAS, the Certificate of Incorporation authorizes the issuance of up to one hundred million (100,000,000) shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, the Board of Directors desires to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of such new series.

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows:

1.    General.

(a)    The shares of such series shall be designated the Series C Convertible Preferred Stock (hereinafter referred to as the “Series C Preferred Stock”) and the number of shares constituting such series shall be 8,000,000.

(b)    Each share of Series C Preferred Stock shall be identical in all respects with the other shares of Series C Preferred Stock.

(c)    Shares of Series C Preferred Stock converted into Common Stock shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.

2.    Dividends.

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall neither pay nor declare any dividends, nor make any redemptions or repurchases (other than ordinary course repurchases or deemed repurchases occurring in connection with the vesting or exercise of compensatory equity awards and related tax withholding), in respect of its equity interests (including Common Stock, Preferred Stock, Junior Stock and Parity Stock).

3.    Liquidation.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, including a consolidation, merger, reorganization, sale of substantially all assets or other form of acquisition of the Corporation in which holders of Common Stock receive exclusively cash consideration (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive an amount per share equal to the greater of: (i) an amount in cash equal to $8.16489 per share of Series C Preferred Stock (the “Series C Price”) and (ii) the amount that would be received by the holder(s) of the Series C Preferred Stock had such holder(s) converted the Series C Preferred Stock into Common Stock immediately prior to the Liquidation Event and participated in distributions payable to the holders of the Common Stock in connection with the Liquidation Event (the “Liquidation Payment”) before any distribution is made to holders of shares of any other equity security of the Corporation (including Common Stock, Junior Stock or Parity Stock) upon any Liquidation Event. If, upon any Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then-outstanding shares of Series C Preferred Stock are insufficient to pay the full amount of the Liquidation Payment in respect of all then-outstanding shares of Series C Preferred Stock, then all such assets and proceeds of the Corporation thus distributable shall be distributed ratably in respect of the then-outstanding shares of Series C Preferred Stock.

(b)    Notice of any Liquidation Event shall be given by mail, postage prepaid, not less than 30 days prior to the distribution or payment date stated therein, to each holder of record of Series C Preferred Stock appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice shall state a distribution or payment date, the amount of the Liquidation Payment and the place where the Liquidation Payment shall be distributable or payable.

(c)    After the payment in cash to the holders of shares of the Series C Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of Series C Preferred Stock, the holders of outstanding shares of Series C Preferred Stock shall have no right or claim, based on their ownership of shares of Series C Preferred Stock, to any of the remaining assets of the Corporation.

4.    Redemption.

The Series C Preferred Stock shall not be redeemable.

5.    Conversion.

(a)    Optional Conversion. The holders of shares of Series C Preferred Stock shall have the right, at their option, to convert all or any portion of such shares into shares of Common Stock at any time (including immediately prior to any liquidation, dissolution or winding up of the affairs of the Corporation) on and subject to the following terms and conditions:

(i)    Each share of Series C Preferred Stock shall be convertible into one share of Common Stock (the “Conversion Ratio”). The Conversion Ratio shall be adjusted in certain instances as provided in Section 5(a)(iv).

(ii)    In order to convert shares of Series C Preferred Stock, the holder thereof shall surrender at the office of the Corporation the certificate(s) therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation at such office that the holder elects to convert such shares.

(iii)    Shares of Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the certificate(s) for such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c), to the person or persons entitled to receive the same.

(iv)    In the event the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series C Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately adjusted. Additionally, if the Corporation shall, at any time or from time to time after the Original Issue Date while the shares of Series C Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Ratio in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately adjusted. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into

Common Stock and has a conversion ratio therefor that is more favorable to the holder(s) of such Parity Stock than the Conversion Ratio, then the Conversion Ratio shall be adjusted in accordance with the following formula (the “Conversion Ratio Adjustment Formula”):

(i) the sum of (A) the pre-adjustment number of shares of Common Stock issuable upon conversion of one share of Series C Preferred Stock multiplied by the total number of Series C Preferred Stock outstanding immediately before the issuance of Parity Stock and (B) the number of shares of Common Stock issuable upon conversion of one share of Parity Stock multiplied by the number of shares of Parity Stock being issued; divided by

(ii) the sum of (A) the total number of Series C Preferred Stock outstanding immediately before the issuance and (B) the total number of shares of Parity Stock issued by the Company.

Following the Parity Stock issuance, each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock equal to the result of the Conversion Ratio Adjustment Formula. Additionally, if the Corporation issues any Parity Stock during the 12 months after the Original Issue Date, which Parity Stock is convertible into Common Stock and the issuance price (including original issuance discount and other similar fees) for such Parity Stock is less than the Series C Price, then (to the extent not duplicative of any adjustment made pursuant to the immediately preceding sentence) the Conversion Ratio shall be adjusted as described below to reflect a Series C Price in accordance with the following formula (the “Price Adjustment Formula”):

(i) the sum of (A) the Series C Price multiplied by the total number of shares of Series C Preferred Stock outstanding immediately before the issuance and (B) the aggregate consideration received by the Company from the issuance of the Parity Stock; divided by

(ii) the sum of (A) the total number of shares of Series C Preferred Stock outstanding immediately before the issuance and (B) the total number of shares of Parity Stock issued by the Company.

Following the Parity Stock issuance, each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock equal to the Series C Price divided by the quotient of the above Price Adjustment Formula.

Any adjustment under this Section 5(a)(iv) shall become effective immediately after the opening of business on the day after the date upon which the applicable event becomes effective.

(b)    Mandatory Conversion. At any time after “Substantial Completion” of Project 1 as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated November 10, 2017, by and between Driftwood LNG LLC and Bechtel Oil, Gas and Chemicals, Inc., or at any time after the tenth anniversary of the Original Issue Date, the Corporation shall have the right, at its option, to cause not less than all shares of Series C Preferred Stock to be converted into shares of Common Stock at the Conversion Ratio. The Conversion Ratio shall be adjusted in certain instances as provided in Section 5(a)(iv).

(i)    The Corporation shall use commercially reasonable efforts to give notice of such conversion to the holders of shares of Series C Preferred Stock at least 30 days before the conversion date.

(ii)    Shares of Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the conversion date, and at such time the rights of the holder of such shares as a holder thereof shall cease and from and after such time the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock. As promptly as practicable on or after the conversion date and after surrender of the certificate(s) representing the converted Series C Preferred Stock, the Corporation shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(c), to the person or persons entitled to receive the same.

(c)    Fractional Interest. The Corporation shall not be required upon the conversion of any share of Series C Preferred Stock to issue any fractional shares, but may, in lieu of issuing any fractional share that would otherwise be issuable upon such conversion, pay a cash adjustment in respect of such fraction in an amount equal to the Series C Price (as adjusted in accordance with the principles set forth above) multiplied by the number (or fraction) of shares of Series C Preferred Stock equal to such fraction on the date of such conversion. If more than one share of Series C Preferred Stock shall be presented for conversion at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so to be converted by such holder. The holders expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

(d)    Reservation and Authorization of Common Stock. The Corporation covenants that, so long as any shares of Series C Preferred Stock remain outstanding:

(i)    The Corporation will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Series C Preferred Stock and free of preemptive rights, such number of shares of Common Stock as from time to time shall be issuable upon the conversion in full of all outstanding shares of Series C Preferred Stock;

(ii)    The Corporation shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series C Preferred Stock;

(iii)    All shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws) and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein);

(iv)    The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any law or governmental regulation applicable to it or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed;

(v)    The stock certificates issued to evidence any shares of Common Stock issued upon conversion of shares of Series C Preferred Stock will comply with the Delaware General Corporation Law and any other applicable law.

The Corporation hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The transfer agent or agents for the Series C Preferred Stock are hereby authorized to requisition from time to time from any such transfer agents for the Common Stock certificates required to honor outstanding shares of Series C Preferred Stock upon conversion thereof in accordance with the terms of this Certificate of Designations, and the Corporation hereby authorizes and directs such transfer agents to comply with all such requests of the transfer agent or agents for the Series C Preferred Stock. The Corporation will supply such transfer agents with duly executed stock certificates for such purposes.

(e)    Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while the shares of Series C Preferred Stock remain outstanding, the Corporation shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting a merger of the Corporation into, a consolidation of the Corporation with, a sale, lease, transfer, conveyance or other disposition (in one or a series of related transactions) of all or substantially all of the Corporation’s assets to, or an acquisition of 50% or more of the voting interests in the Corporation by, any other Person, and such transaction or series of transactions does not constitute a Liquidation Event (a “Non-Surviving Transaction”) then, as a condition to the consummation of such Non-Surviving Transaction, the Corporation shall cause such other Person to make lawful provision as a part of the terms of such Non-Surviving Transaction whereby:

(i)    so long as any share of Series C Preferred Stock remains outstanding, on such terms and subject to such conditions substantially identical to the provisions set forth in this Certificate of Designations, each share of Series C Preferred Stock, upon the conversion thereof at any time on or after the consummation of such Non-Surviving Transaction, shall be convertible into, in lieu of the Common Stock issuable upon such conversion prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Non-Surviving Transaction by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock was convertible immediately prior to such Non-Surviving Transaction, assuming such holder of Common Stock:

(A)    is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and

(B)    failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Non-Surviving Transaction is not the same for each share of Common Stock held immediately prior to such Non-Surviving Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then, for the purposes of this Section 5(e), the kind and amount of securities, cash and other property receivable upon such Non-Surviving Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(ii)    the rights, preferences, privileges and obligations of such other Person and the holders of shares of Series C Preferred Stock in respect of Substituted Property shall be substantially identical to the rights, preferences, privileges and obligations of the Corporation and holders of shares of Series C Preferred Stock in respect of Common Stock hereunder as set forth in this Section 5.

Such lawful provision shall provide for adjustments which, for events subsequent to the effective date of such lawful provision, shall be substantially identical to the adjustments provided for elsewhere in this Section 5. The above provisions of this Section 5(e) shall similarly apply to successive Non-Surviving Transactions.

(f)    Statement on Certificates. Irrespective of any adjustment in the Conversion Ratio or the amount or kind of shares into which the shares of Series C Preferred Stock are convertible, certificates for shares of Series C Preferred Stock theretofore or thereafter issued may continue to express the same Conversion Ratio initially applicable or amount or kind of shares initially issuable upon conversion of the Series C Preferred Stock evidenced thereby (but the adjusted amount shall nonetheless be the determinative amount).

(g)    No Voting or Dividend Rights. Subject to the provisions of Section 6 and except as may be specifically provided for herein, until the conversion of any share of Series C Preferred Stock:

(i)    no holder of any share of Series C Preferred Stock shall have or exercise any rights by virtue hereof as a holder of Common Stock, including, without limitation, the right to vote or to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of holders of Common Stock;

(ii)    the consent of any such holder as a holder of Common Stock shall not be required with respect to any action or proceeding of the Corporation;

(iii)    no such holder, by reason of the ownership or possession of a share of Series C Preferred Stock, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the conversion of such share of Series C Preferred Stock (for the avoidance of doubt, this Section 5(g) shall not be deemed to modify Section 2); and

(iv)    no such holder shall have any right not expressly conferred hereunder or by applicable law with respect to the share of Series C Preferred Stock held by such holder.

(h)    Payment of Taxes. The Corporation shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto. The Corporation shall not impose any service charge in connection with any such conversion. The Corporation shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any recipient other than the holder of the share of Series C Preferred Stock converted, and in case of such transfer or payment, the Transfer Agent for the Series C Preferred Stock and the Corporation shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Transfer Agent for the Series C Preferred Stock or the Corporation or (b) it has been established to the Corporation’s satisfaction that any such tax or other charge that is or may become due has been paid.

6.    Voting.

(a)    The holders of shares of Series C Preferred Stock shall have no voting rights whatsoever, except as otherwise provided in this Section 6 or as otherwise specifically required by law. As to matters upon which holders of shares of Series C Preferred Stock are entitled to vote as a class, the holders of Series C Preferred Stock shall be entitled to one vote per share and such vote shall be by majority vote.

(b)    Each holder of outstanding shares of Series C Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible pursuant to Section 5(b) as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding shares of Series C Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

(c)    So long as any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Certificate of Incorporation, the Corporation shall not, directly or indirectly, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the holders of at least a majority of the number of shares of Series C Preferred Stock then outstanding:

(i)    authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, shares of any capital stock of the Corporation that rank prior to shares of Series C Preferred Stock in the payment of dividends or in the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation (or amend the terms of any existing shares to provide for such ranking);

(ii)    authorize or approve the issuance of any shares of, or of any security convertible into, or convertible or exchangeable for shares of, Parity Stock (or amend the terms of any existing shares to provide for such ranking), except to TOTAL pursuant to the terms of the TOTAL Pre-emptive Rights Agreement;

(iii)    amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, designations, preferences and rights of the Series C Preferred Stock or the holders thereof or amend, alter or repeal any of the provisions of this Certificate of Designations; provided, however, that, for the avoidance of doubt, an amendment of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or to increase the authorized amount of, any Fully Junior Stock shall not be deemed to affect adversely the powers, designations, preferences and rights of the Series C Preferred Stock or the holders thereof; or

(iv)    take any other corporate action that adversely affects any of the rights, preferences or privileges of the Series C Preferred Stock; provided, however, that for the avoidance of doubt this Section 6(c)(iv) shall not refer to any commercial or business decision made by the Corporation that may affect the value of the Series C Preferred Stock but does not change its rights, preferences or privileges (such as the incurrence of debt).

For the avoidance of doubt, nothing herein shall limit the ability of the Corporation to issue Common Stock.

7.    Certificated Shares.

(a)    Legends. Until such time as the Series C Preferred Stock and Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Series C Preferred Stock or Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate issued with respect to a share of Series C Preferred Stock or any Common Stock issued upon the conversion of Series C Preferred Stock shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(b)    Removal of Legend. In connection with a sale of the Series C Preferred Stock or Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, in reliance on Rule 144, the applicable holder or its broker shall deliver to the Corporation a broker representation letter providing to the Corporation any information the Corporation deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that such holder is not an “affiliate” of the Corporation (as defined in Rule 144) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Corporation shall promptly remove the restrictive legend, and the Corporation shall bear all costs associated with such removal. At such time as the Series C Preferred Stock and Common Stock issued upon the conversion of Series C Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act or have been held by the applicable holder for more than one year where the holder is not, and has not been in the preceding three months, an “affiliate” of the Corporation (as defined in Rule 144), if the restrictive legend is still in place, the Corporation agrees, upon request of such holder, to take all steps necessary to promptly effect the removal of such legend, and the Corporation shall bear all costs associated with such removal.

(c)    Certificates Representing Shares of Series C Preferred Stock.

(i)    Form and Dating. Certificates representing shares of Series C Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series C Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series C Preferred Stock certificate shall be dated the date of its authentication.

(ii)    Execution and Authentication. Two (2) Officers shall sign each Series C Preferred Stock certificate for the Corporation by manual or facsimile signature.

(A)    If an Officer whose signature is on a Series C Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series C Preferred Stock certificate, the Series C Preferred Stock certificate shall be valid nevertheless.

(B)    A Series C Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series C Preferred Stock certificate. The signature shall be conclusive evidence that the Series C Preferred Stock certificate has been authenticated under this Certificate of Designations.

(C)    The Transfer Agent shall authenticate and deliver certificates for shares of Series C Preferred Stock for original issue upon a written order of the Corporation signed by two (2) Officers of the Corporation. Such order shall specify the number of shares of Series C Preferred Stock to be authenticated and the date on which the original issue of the Series C Preferred Stock is to be authenticated.

(D)    The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series C Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series C Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii)    Transfer. When certificates representing shares of Series C Preferred Stock are presented to the Transfer Agent with a request to register the transfer of such shares, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that such shares being surrendered for transfer:

(A)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(B)    are being transferred pursuant to subclause (1) or (2) below, and are accompanied by the following additional information and documents, as applicable:

(1)    if such certificates are being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect in substantially the form of Exhibit B hereto; or

(2)    if such certificates are being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit B hereto) and (ii) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 7(a).

(iv)    Replacement Certificates. If any of the Series C Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(v)    Cancellation. In the event the Corporation shall purchase or otherwise acquire certificates representing shares of Series C Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series C Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series C Preferred Stock certificates to the Corporation. The Corporation may not issue new Series C Preferred Stock certificates to replace Series C Preferred Stock certificates to the extent they evidence Series C Preferred Stock which the Corporation has purchased or otherwise acquired.

(d)    Record Holders. Prior to due presentment for registration of transfer of any shares of Series C Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares are registered as the absolute owner of such Series C Preferred Stock, and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(e)    No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series C Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

8.    Certain Definitions.

As used herein with respect to the Series C Preferred Stock, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Common Stock” means common stock of the Corporation, par value $0.01 per share.

“Fully Junior Stock” means any Junior Stock over which the Series C Preferred Stock has preference and priority in the payment of dividends and in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“holder” of shares of Series C Preferred Stock means the stockholder in whose name such Series C Preferred Stock is registered in the stock books of the Corporation.

“Junior Stock” means the Common Stock and any other class or series of shares of the Corporation or any of its subsidiaries hereafter authorized over which the Series C Preferred Stock has preference or priority in the payment of dividends (including prohibiting any such dividends while any Series C Preferred Stock is outstanding) or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation or its subsidiaries.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Original Issue Date” means March 21, 2018.

“Parity Stock” means any class or series of shares of the Corporation (including Series C Preferred Stock) that has pari passu preference with the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“TOTAL” means TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A.

“TOTAL Pre-emptive Rights Agreement” means that certain Pre-emptive Rights Agreement, dated January 3, 2017, by and between TOTAL and Tellurian Inc.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., acting as the Corporation’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series C Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with ten (10) days’ prior notice to the Transfer Agent; provided that the Corporation shall appoint as its successor a nationally recognized Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

9.    No Other Rights.

The shares of Series C Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth herein or in the Certificate of Incorporation or as may be provided by law.

10.    Uncertificated Shares.

Notwithstanding anything to the contrary contained herein, all references herein to certificates representing shares of Series C Preferred Stock or shares of Common Stock issuable upon conversion of Series C Preferred Stock shall refer to uncertificated shares, book entries or other corresponding evidence of such shares, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed and attested this 21st day of March, 2018.

Tellurian Inc.

By:	/s/ Meg Gentle
Name:	Meg Gentle
Title:	President

Attest:	/s/ Daniel Belhumeur
Name:	Daniel Belhumeur
Title:	General Counsel

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS OF

SERIES C CONVERTIBLE PREFERRED STOCK OF TELLURIAN INC.]

EXHIBIT A

FORM OF SERIES C CONVERTIBLE PREFERRED STOCK

FACE OF SECURITY

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

EXHIBIT A-1

Certificate Number	[●] Shares of
[●]	Series C Convertible Preferred Stock

Series C Convertible Preferred Stock

of

Tellurian Inc.

Tellurian Inc., a Delaware corporation (the “Corporation”), hereby certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Corporation designated as the Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The shares of Series C Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [date], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series C Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this [●] day of [●], 20[●].

Tellurian Inc.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-2

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series C Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

[●], as Transfer Agent,

By:
Authorized Signatory

EXHIBIT A-3

REVERSE OF SECURITY

The shares of Series C Preferred Stock shall be convertible into the Corporation’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

EXHIBIT A-4

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series C Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series C Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series C Preferred Stock Certificate)

Signature Guarantee:                                 1

[1]	Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-5

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of Tellurian Inc. (the “Corporation”)

This Certificate relates to [•] shares of Series C Preferred Stock held by [•] (the “Transferor”).

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series C Preferred Stock.

In connection with such request and in respect of such Series C Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series C Preferred Stock and that the transfer of this Series C Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because */:

☐	such Series C Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Series C Preferred Stock is being transferred to the Corporation; or

☐	such Series C Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

Such Series C Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).

[●]

By:

Date:

*/   Please check applicable box.

EXHIBIT B-1